FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)	SUPERVISORY
	)	PROMPT CORRECTIVE ACTION
FIDELITY BANK	)	DIRECTIVE
DEARBORN, MICHIGAN	)
)
	)	FDIC-11-479PCAS
(INSURED STATE NONMEMBER BANK))
)

WHEREAS, Fidelity Bank, Dearborn, Michigan (“Bank”), is a significantly undercapitalized depository institution as that term is defined in Section 38(b)(1) of the Federal Deposit Insurance Act (“Act”), 12 U.S.C. § 1831o(b)(1), and section 325.103 of the Federal Deposit Insurance Corporation (“FDIC”) Rules and Regulations, 12 C.F.R. § 325.103;

WHEREAS, pursuant to a letter dated October 29, 2009, the FDIC had previously notified the Bank of its undercapitalized capital category as that term is defined in Section 38(b)(1) of the Act, 12 U.S.C. § 1831o(b)(1), and section 325.103 of the FDIC Rules and Regulations, 12 C.F.R. § 325.103, as a result of the April 6, 2009 Joint Report of Examination and required the Bank to submit an acceptable capital restoration plan compliant with Section 38(e)(2) of the Act, 12 U.S.C. § 1831o(e)(2), and section 325.104 for the FDIC Rules and Regulations, 12 C.F.R. § 325.104;

WHEREAS, the Bank submitted a capital restoration plan

dated December 17, 2009, that failed to adequately specify the information required under Section 38(e)(2) of the Act, 12 U.S.C. § 1831o(e)(2), and section 325.104 of the FDIC Rules and Regulations, 12 C.F.R. § 325.104;

WHEREAS, pursuant to a letter dated June 24, 2010, the FDIC notified the Bank of its “significantly undercapitalized” capital category as that term is defined in Section 38(b)(1) of the Act, 12 U.S.C. § 1831o(b)(1), and section 325.103 of the FDIC Rules and Regulations, 12 C.F.R. § 325.103;

WHEREAS, on May 25, 2011, the Bank submitted a revised capital restoration plan that failed to satisfy the requirements of Section 38(e)(2) of the Act, 12 U.S.C. § 1831o(e)(2), and section 325.104 of the FDIC Rules and Regulations, 12 C.F.R. § 325.104;

WHEREAS, the Bank’s condition continues to deteriorate;

WHEREAS, the Bank’s management has not demonstrated the ability to return the Bank to a safe and sound condition;

WHEREAS, the Bank’s unacceptable capital restoration plan and deteriorating condition and management’s inability to return the Bank to a safe and sound condition require that prompt corrective action be taken immediately;

WHEREAS, the actions in this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE (“Directive”) are necessary to carry out the purposes of Section 38 of the Act including Section 38(e)(5), 12

U.S.C. § 1831o(e)(5);

THEREFORE, the FDIC finds it necessary, in order to carry out the purposes of Section 38 of the Act, to issue this Directive without providing notice as set forth in section 308.201(a)(1) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. § 308.201(a)(1), and hereby issues this Directive pursuant to Section 38 of the Act, 12 U.S.C. § 1831o, and section 308.201(a)(2) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. § 308.201(a)(2) .

SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE

IT IS HEREBY DIRECTED:

(a) That within 45 days of the effective date of this Directive, the Bank shall:

(i)	Increase the volume of capital to a level sufficient to restore the Bank to an “adequately capitalized” capital category as defined in section 325.103(b)(2) of the FDIC Rules and Regulations, 12 C.F.R § 325.103(b)(2); or

(ii)	Accept an offer to be acquired by a depository institution holding company or to combine with another insured depository institution.

(b) Any increase in Tier 1 capital necessary to meet the requirements of this Directive may be accomplished by the following:

(i)	the sale of common stock; or

(ii)	the sale of noncumulative perpetual preferred stock; or

(iii)	the direct contribution of cash by the board of directors and/or shareholders of the Bank; or

(iv)	any other means acceptable to the Regional Director of the FDIC’s Chicago Regional Office.

(c)	Any increase in Tier 1 capital necessary to meet the requirements of this Directive may not be accomplished through a deduction from the Bank’s allowance for loan and lease losses.

FURTHER DIRECTED, that the provisions of this Directive shall not affect the obligations imposed on the Bank by Section 38 of the Act, 12 U.S.C. § 1831o, or by the mandatory provisions applicable to significantly undercapitalized institutions found at Section 325.105(a)(1) - (3) of the FDIC Rules and Regulations, 12 C.F.R. § 325.105.

FURTHER DIRECTED, that the provisions of this Directive shall not affect the obligations of the Bank pursuant to any other action issued against the Bank by the FDIC;

FURTHER DIRECTED, that this Directive shall become effective immediately.

Each provision of this Directive shall be binding upon the Bank, its directors, officers, employees, agents, successors, assigns, and other institution-affiliated parties of the Bank.

Each provision of this Directive shall remain effective and enforceable until the Bank has been adequately capitalized on average for four (4) consecutive calendar quarters, except to the extent that any provision shall be modified, terminated, suspended, or set aside by the FDIC.

The Bank may file a written appeal of this Directive within fourteen (14) calendar days from the date of the issuance of this Directive as provided in section 308.201(a)(2) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. § 308.201(a)(2).

The appeal shall be filed with M. Anthony Lowe, Regional Director, Federal Deposit Insurance Corporation, Chicago Regional Office, 300 South Riverside Plaza, Suite 1700, Chicago, Illinois, 60606, with a copy to Timothy E. Divis, Regional Counsel, Federal Deposit Insurance Corporation, Chicago Regional Office, 300 South Riverside Plaza, Suite 1700, Chicago, Illinois 60606.

Pursuant to delegated authority.

Dated this 7th day of September, 2011.

            /s/

M. Anthony Lowe

Regional Director

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